EXHIBIT 99.1

INDEX OF FINANCIAL STATEMENTS

Description	Page No.
Report of Independent Registered Public Accounting Firm	2

Statement of Assets Acquired and Liabilities Assumed at January 22, 2010	3

Notes to Statement of Assets Acquired and Liabilities Assumed	4-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Columbia Banking System, Inc.
Tacoma, Washington

We have audited the accompanying statement of assets acquired and liabilities assumed by Columbia State Bank (the “Bank”), a wholly owned subsidiary of Columbia Banking System, Inc. (the “Company”), pursuant to the Purchase and Assumption Agreement, dated January 22, 2010, executed by the Bank with the Federal Deposit Insurance Corporation. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such statement of assets acquired and liabilities assumed by Columbia State Bank pursuant to the Purchase and Assumption Agreement, dated January 22, 2010, is presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Seattle, Washington
April 9, 2010

Statement of Assets Acquired and Liabilities Assumed

January 22, 2010
(in thousands)
Assets
Cash and due from banks	$33,222
Interest-earning deposits with banks	64,921
Investment securities	100,650
Federal Home Loan Bank stock	3,045
Loans covered by loss sharing	486,194
Accrued interest receivable	4,021
FDIC receivable	46,213
Other real estate owned covered by loss sharing	8,340
Goodwill	8,606
Core deposit intangible	13,442
FDIC indemnification asset	143,609
Other assets	615
Total assets acquired	$912,878
Liabilities
Deposits	$893,356
Federal Home Loan Bank advances	18,428
Accrued interest payable	524
Other liabilities	570
Total liabilities assumed	$912,878

The accompanying notes are an integral part of this financial statement.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Columbia Banking System, Inc. (the “Corporation”) is the holding company for Columbia State Bank (the “Bank”).  The Bank provides a full range of financial services through 85 branch offices, including 60 in the State of Washington and 25 in Oregon.  The Corporation also has two unconsolidated subsidiaries, Columbia (WA) Statutory Trust and Town Center Bancorp Statutory Trust.  Because the Bank comprises substantially all of the business of the Corporation, references to the “Company” mean the Corporation and the Bank together.

The Company’s accounting and reporting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) and practices in the financial services industry.

As described in Note 2, the Bank acquired certain assets and assumed certain liabilities of the former Columbia River Bank in a Federal Deposit Insurance Corporation (“FDIC”)-assisted transaction (the “CRB Acquisition”) on January 22, 2010.  The acquisition of the net assets of Columbia River Bank constitutes a business acquisition as defined by the Business Combinations topic of the Financial Accounting Standards Board Accounting Standards Codification (the “FASB ASC”).  The Business Combinations topic establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired and the liabilities assumed.  Accordingly, the estimated fair values of the acquired assets, including the FDIC indemnification asset and identifiable intangible assets, and the assumed liabilities in the CRB Acquisition were measured and recorded at the January 22, 2010 acquisition date.

Fair Value of Assets Acquired and Liabilities Assumed

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date reflecting assumptions that a market participant would use when pricing an asset or liability.  In some cases, the estimation of fair values requires management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change.  We describe below the methods used to determine the fair values of the significant assets acquired and liabilities assumed.

Cash and cash equivalents - Cash and cash equivalents include cash and due from banks, and interest-earning deposits with banks and the Federal Reserve Bank. Cash and cash equivalents have a maturity of 90 days or less at the time of purchase.  The fair value of financial instruments that are short-term or re-price frequently and that have little or no risk are considered to have a fair value equal to carrying value.

Investment securities - The fair value for each purchased security was the quoted market price at the close of the trading day effective on January 22, 2010.

Federal Home Loan Bank stock - The fair value of acquired Federal Home Loan Bank (“FHLB”) stock was estimated to be its redemption value, which is also the par value.  The FHLB requires member banks to purchase its stock as a condition of membership and the amount of FHLB stock owned varies based on the level of FHLB advances outstanding.  This stock is generally redeemable and is presented at the par value.

Loans - We refer to the loans acquired in the CRB Acquisition as “covered loans” as we will be reimbursed for a substantial portion of any future losses on them under the terms of the FDIC shared-loss agreements.  At the January 22, 2010 acquisition date, we estimated the fair value of the CRB Acquisition loan portfolio subject to the FDIC shared-loss agreements at $486.2 million, which represents the discounted expected cash flows from the portfolio.  In estimating such fair value, we (a) calculated the contractual amount and timing of undiscounted principal and interest payments (the “undiscounted contractual cash flows”) and (b) estimated the amount and timing of undiscounted expected principal and interest payments (the “undiscounted expected cash flows”).  The amount by which the undiscounted expected cash flows exceed the estimated fair value (the “accretable yield”) is accreted into interest income over the life of the loans.  The difference between the undiscounted contractual cash flows and the undiscounted expected cash flows is the nonaccretable difference.  The nonaccretable difference represents an estimate of the credit risk in the CRB Acquisition loan portfolio at the acquisition date.

In calculating expected cash flows, management made several assumptions regarding prepayments, collateral cash flows, the timing of defaults, and the loss severity of defaults.  Other factors expected by market participants were considered in determining the fair value of acquired loans, including loan pool level estimated cash flows, type of loan and related collateral, risk classification status (i.e. performing or nonperforming), fixed or variable interest rate, term of loan and whether or not the loan was amortizing and current discount rates.

Other real estate owned - Other real estate owned is presented at its estimated fair value and is also subject to the FDIC shared-loss agreements.  The fair values were determined using expected selling price and date, less selling and carrying costs, discounted to present value.

Goodwill- Goodwill in the amount of $8.6 million was recorded in connection with the CRB Acquisition.  Goodwill represents the excess of the estimated fair value of the liabilities assumed over the estimated fair value of the assets acquired and is influenced significantly by the FDIC-assisted transaction process.

Core deposit intangible - In determining the estimated life and fair value of the core deposit intangible, deposits were analyzed based on factors such as type of deposit, deposit retention, interest rates, and age of the deposit relationships.  Based on this valuation, the core deposit intangible asset will be amortized over the projected useful lives of the related deposits on an accelerated basis over 10 years.

FDIC indemnification asset - The FDIC indemnification asset is measured separately from each of the covered asset categories as it is not contractually embedded in any of the covered asset categories.  For example, the FDIC indemnification asset related to estimated future loan losses is not transferable should we sell a loan prior to foreclosure or maturity.  The $143.6  million fair value of the FDIC indemnification asset represents the present value of the estimated cash payments (net of amount owed to the FDIC) expected to be received from the FDIC for future losses on covered assets based on the credit adjustment on estimated cash flows for each covered asset pool and the loss sharing percentages. The ultimate collectability of the FDIC indemnification asset is dependent upon the performance of the underlying covered loans, the passage of time and claims paid by the FDIC.

Deposit liabilities - The fair values used for demand and savings deposits are, by definition, equal to the amount payable on demand at the reporting date. The fair values for time deposits are estimated using a discounted cash flow method that applies interest rates currently being offered on time deposits to a schedule of aggregated contractual maturities of such time deposits.

Borrowings - The fair values for FHLB advances are estimated using a discounted cash flow method based on the current market rates.

Use of Estimates

Management made a number of significant estimates and assumptions relating to the reporting of assets and liabilities at the date of the statement of assets acquired and liabilities assumed.  Management exercised significant judgment regarding assumptions about market participant expectations regarding discount rates, expected cash flows including prepayments, default rates, market conditions and other future events that are highly subjective in nature, and subject to change, and all of which affected the estimation of the fair values of the assets acquired and liabilities assumed in the CRB Acquisition.  Actual results could differ from those estimates.  Changes that may vary significantly from our assumptions include loan prepayments, the rate of default, the severity of defaults, the estimated market values of collateral at disposition, the timing of such disposition, and deposit attrition.

2.           FDIC-ASSISTED ACQUISITION

On January 22, 2010 the Bank acquired certain assets and assumed certain liabilities of Columbia River Bank from the FDIC in an FDIC-assisted transaction.   As part of the Purchase and Assumption Agreement, the Bank and the FDIC entered into shared-loss agreements (each, a “shared-loss agreement” and collectively, the “shared-loss agreements”), whereby the FDIC will cover a substantial portion of any future losses on loans (and related unfunded loan commitments), other real estate owned (“OREO”) and accrued interest on loans for up to 90 days.  We refer to the acquired loans and OREO subject to the shared-loss agreements collectively as “covered assets.”  Under the terms of the shared-loss agreements, the FDIC will absorb 80% of losses and share in 80% of loss recoveries on the first $206 million on covered loans and absorb 95% of losses and share in 95% of loss recoveries exceeding $206 million.  The shared-loss agreement for commercial and single family residential mortgage loans is in effect for five years and ten years, respectively, from the January 22, 2010 acquisition date and the loss recovery provisions for such loans are in effect for eight years and ten years, respectively, from the acquisition date.

The Bank purchased certain assets of Columbia River Bank from the FDIC including (at fair value) approximately $486.2 million in loans, $98.1 million of cash and cash equivalents, and $100.7 million in investment securities. The Bank also assumed liabilities with fair value of approximately $893.4 million in deposits, $18.4 million in FHLB advances and $1.1 million of other liabilities of Columbia River Bank from the FDIC.   Columbia River Bank was a full service commercial bank headquartered in The Dalles, Oregon that operated 21 branch locations, including 14 in the state of Oregon and seven in the State of Washington.  We made this acquisition to expand our geographic footprint.

The assets acquired and liabilities assumed have been accounted for under the acquisition method of accounting (formerly the purchase method).  The assets and liabilities, both tangible and intangible, were recorded at their estimated fair values as of the January 22, 2010 acquisition date.  The application of the acquisition method of accounting resulted in the recognition in $8.6 million of goodwill.  A summary of the net assets received from the FDIC and the estimated fair value adjustments resulting in the goodwill are as follows:

January 22, 2010
(in thousands)
Columbia River Bank's cost basis net liabilities on January 22, 2010	$(9,561)
FDIC receivable	46,213
Fair value adjustments
Loans	(189,916)
Core deposit intangible	13,442
FDIC indemnification asset	143,609
Other real estate owned	(10,383)
Time deposits	(1,954)
Federal Home Loan Bank advances	(56)
Goodwill to be recognized from CRB Acquisition	$(8,606)

                 The goodwill represents the excess of the estimated fair value of the liabilities assumed over the estimated fair value of the assets acquired and is influenced significantly by the FDIC-assisted transaction process.  Under the FDIC-assisted transaction process, only certain assets and liabilities are transferred to the acquirer and, depending on the nature and amount of the acquirer’s bid, the FDIC may be required to make a cash payment to the acquirer.  In the CRB Acquisition as shown in the above table, cost basis net liabilities of $(9.6) million and a cash payment due from the FDIC of $46.2 million were transferred to us.

The Bank did not immediately acquire all the real estate, banking facilities, furniture or equipment of Columbia River Bank as part of the Purchase and Assumption Agreement.  However, the Bank has the option to purchase or lease the real estate and furniture and equipment from the FDIC.  The term of this option expires 90 days after January 22, 2010, unless extended by the FDIC.  Acquisition costs of the real estate and furniture and equipment will be based on current appraisals and determined at a later date.

3.           INVESTMENT SECURITIES AND FHLB STOCK

The Bank acquired $100.7 million of investment securities at estimated fair market value in the CRB Acquisition.  The acquired securities were predominantly U.S. Treasury and U.S. Government agency and sponsored enterprise mortgage-backed securities and collateralized mortgage obligations.  The Bank also acquired $3.0 million in FHLB stock.  The fair value of investment securities acquired is as follows:

January 22, 2010
(in thousands)
U.S. Treasury securities	$19,634
U.S. Government agency and sponsored enterprise mortgage-backed securities and collateralized mortgage obligations	74,635
State and municipal securities	4,636
Other securities	1,745
Investment securities	$100,650

Investment securities have contractual terms to maturity and require periodic payments to reduce principal. In addition, expected maturities may differ from contractual maturities because obligors and/or issuers may have the right to call or prepay obligations with or without call or prepayment penalties. The estimated fair value of debt securities at January 22, 2010 is shown below by contractual maturity.

Fair Value
(in thousands)
Due through one year	$101
Due after one but within five years	27,382
Due after five but within ten years	17,996
Due after ten years	53,426
Total	$98,905

Subsequent to January 22, 2010, $66.6 million of investment securities were sold with a gain of approximately $60 thousand.

4.           LOANS COVERED BY LOSS SHARING

The composition of loans covered by loss sharing at January 22, 2010 is as follows (in thousands):

	January 22, 2010
	Amount	% of loans
	(dollars in thousands)
Commercial business	$216,353	32%
Real estate:
One-to-four family residential	5,481	1%
Commercial and five or more family residential properties	251,441	37%
Total real estate	256,922	38%
Real estate construction:
One-to-four family residential	25,035	4%
Commercial and five or more family residential properties	137,311	20%
Total real estate construction	162,346	24%
Consumer	40,489	6%
Loans covered by loss sharing	676,110	100%
Total discount resulting from acquisition date fair value	(189,916)
Net loans	$486,194

We refer to the loans acquired in the CRB Acquisition as “covered loans” as we will be reimbursed for a substantial portion of any future losses on them under the terms of the FDIC shared-loss agreements. At the January 22, 2010 acquisition date, we estimated the fair value of Columbia River Bank’s loan portfolio subject to the shared-loss agreements at $486.2 million which represents the expected cash flows from the portfolio. The amount by which the undiscounted expected cash flows exceed the estimated fair value (the “accretable yield”) is accreted into interest income over the life of the loans. The difference between the undiscounted contractual cash flows and the undiscounted expected cash flows is the nonaccretable difference. The nonaccretable difference represents an estimate of the credit risk in Columbia River Bank’s loan portfolio at the acquisition date.

At January 22, 2010, covered loans totaled $486.2 million which represented unpaid balances of $676.1 million reduced by a discount of $189.9 million resulting from acquisition date fair value adjustments.  The undiscounted contractual cash flows for the covered loans were $799.8 million. The undiscounted estimated cash flows not expected to be collected for the covered loans were $217.9 million.  At January 22, 2010, the accretable yield was approximately $101.1 million.

The loans acquired in the CRB Acquisition are and will continue to be subject to the Bank’s internal and external credit review. As a result, if credit deterioration is noted subsequent to the January 22, 2010 acquisition date, such deterioration will be measured through our loss reserving methodology and a provision for loan losses will be charged to earnings with a partially offsetting noninterest income item reflecting the increase to the FDIC shared-loss receivable for covered loans.

5.           DEPOSITS

Deposit liabilities assumed were composed of the following at January 22, 2010:

	January 22, 2010
	Amount	Wtd Avg. Rate
	(dollars in thousands)
Demand and other noninterest-bearing	$182,684
Interest-bearing demand	108,086	1.20%
Money market	183,360	1.11%
Savings	30,225	0.27%
Time deposits:
Less than $100,000	182,435	2.79%
$100,000 or greater	204,612	1.97%
Time deposits fair value adjustment	1,954
Total deposits	$893,356

At January 22, 2010, scheduled maturities of time deposits were as follows:

Years Ending December 31,	January 22, 2010
(in thousands)
2010	$300,478
2011	60,940
2012	9,693
2013	4,157
2014	11,064
Thereafter	715
Total	$387,047

We recorded a $13.4 million core deposit intangible with an estimated 10-year life.  The estimated amortization expense for the remainder of 2010 and for the subsequent five years is as follows:

Estimated
Years Ending December 31,	Amortization Expense
(in thousands)
2010	$2,444
2011	2,200
2012	1,955
2013	1,711
2014	1,466
Thereafter	3,666
Total	$13,442

     Deposit overdrafts reclassified as loan balances were $723 thousand at January 22, 2010.

6.           BORROWINGS

The FHLB advances acquired at January 22, 2010 are term advances and were secured by a blanket lien on eligible loans.  We may repay the advances at any time with a prepayment penalty.  Of the $18.4 million in outstanding advances at January 22, 2010, $8 million and $10 million matured and were repaid during February and March 2010, respectively.

The following table summarizes the FHLB advances outstanding and weighted average interest rate at January 22, 2010:

	January 22, 2010
Year of Maturity	Amount	Wtd Avg. Rate
	(dollars in thousands)
2010	$18,000	2.80%
2013	372	5.47%
Total	18,372
Fair value adjustment	56
Total	$18,428